Exhibit 99.1

West Announces First-Quarter 2023 Results and
Declares Third-Quarter 2023 Dividend
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, April 27, 2023 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the first-quarter 2023 and updated full-year 2023 financial guidance.

First-Quarter 2023 Summary (comparisons to prior-year period)
•Net sales of $716.6 million declined 0.5%; organic sales growth was 2.3%.
•Reported-diluted EPS of $1.85 declined by 19.2%.
•Adjusted-diluted EPS of $1.98 declined by 13.9%.
•The Company is updating full-year 2023 financial guidance of net sales to a new range of $2.965 billion to $2.990 billion compared to a prior range of $2.935 billion to $2.960 billion.
•The Company is updating full-year 2023 financial guidance of adjusted-diluted EPS to a new range of $7.50 to $7.65, compared to a prior range of $7.25 to $7.40.
•The Company also announced that its Board of Directors has approved a third-quarter 2023 dividend of $0.19 per share. The dividend will be paid on August 2, 2023, to shareholders of record as of July 26, 2023.

“Adjusted-diluted EPS” and “organic sales growth” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“We had a solid start to the year and are reaffirming our full-year organic sales growth outlook,” said Eric M. Green, President, Chief Executive Officer and Chair of the Board of Directors. “We delivered strong performances in both our Generics and Pharma market units, as our teams are addressing certain longer lead-time factors. Our Biologics market unit had continued growth in base demand; however, these efforts were offset by an expected decline in COVID-19 related sales. Our capital spending program remains on track, and we expect high-value product (HVP) global capacity expansion projects to be completed throughout the rest of the year and in 2024, as we prepare for future demand growth from our customers.”

Proprietary Products Segment
Net sales declined by 3.0% to $583.1 million. Organic sales declined by 0.1% with currency translation negatively impacting sales growth by 290 basis points. High-value products (components and devices) represented more than 70% of segment sales and organic sales declined by low-single digits, led by a decrease in COVID-19 related HVP sales.

The Biologics market unit had a double-digit percentage decline in organic sales, due to an expected decline of COVID-19 related HVP sales compared to the same period last year. The Generics and Pharma market units both had double-digit organic sales growth.

Contract-Manufactured Products Segment
Net sales increased by 12.5% to $133.5 million. Organic sales growth was 14.4% with currency translation negatively impacting sales growth by 190 basis points. Segment performance was led by growth in sales of components associated with injection-related devices.

Financial Highlights
Operating cash flow was $138.1 million, a decrease of 8.7%. Capital expenditures in the quarter were $82.1 million. Free cash flow (operating cash flow minus capital expenditures) was $56.0 million, a decrease of 34.4%.

During the quarter, the Company repurchased 183,360 shares for $60.1 million at an average share price of $327.90 under its share repurchase program.

Full-Year 2023 Financial Guidance
•The Company is updating full-year 2023 net sales guidance to be a new range of $2.965 billion to $2.990 billion, compared to a prior range of $2.935 billion to $2.960 billion.
◦Organic net sales growth guidance is unchanged and is expected to be approximately 3% to 4%.
◦Net sales guidance assumes COVID-19 related sales of approximately $60 million, compared to prior guidance of $85 million.
◦Net sales guidance includes an estimated full-year 2023 tailwind of $15 million based on current foreign currency exchange rates, compared to prior guidance of 2023 headwind of $30 million.
◦Net sales guidance also includes a reduction of $8 million resulting from an expected divestiture of a European facility that produced standard Proprietary Product components.
•Full-year 2023 adjusted-diluted EPS is expected to be in a range of $7.50 to $7.65, compared to prior guidance range of $7.25 to $7.40.
◦Full-year adjusted-diluted EPS guidance range includes an estimated tailwind of approximately $0.02 based on current foreign currency exchange rates, compared to prior guidance of a headwind of $0.11.
◦The updated guidance also includes EPS of $0.15 associated with first-quarter 2023 tax benefits from stock-based compensation.

◦For the remaining quarters of the year, our EPS guidance range assumes a tax rate of 22% and does not include potential tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in the first-quarter 2023 would provide a positive adjustment to our full-year adjusted-diluted EPS guidance.
•Full-year 2023 capital spending guidance is unchanged and is expected to be $350 million. This includes incremental capital spending to support capacity expansions at existing HVP facilities.

First-Quarter 2023 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. The live audio-only webcast will be made available via the Company's Investor Relations website at www.westpharma.com

To participate and ask questions during the conference call, you must register in advance at https://register.vevent.com/register/BIaaff23c7aa3a4a7688c5b172cf804930. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that will be used to access the call.

Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select "Presentations" in the "Investors" section of the Company's website.

A replay of the conference call and webcast will be available on the Company's website for 30 days.

Investor Contact:	Media Contact:
Quintin Lai	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3054
Quintin.Lai@westpharma.com	Michele.Polinsky@westpharma.com

Forward-Looking Statements
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as “updating,” “will,” “reaffirming,” “remains,” “expect,” “to be,” “prepare,” “is expected,” “assumes,” “includes,” “provide” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories; interruptions or weaknesses in our supply chain, illness in our workforce and access to transport for our products; disruptions or limitations in the Company’s manufacturing capacity; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material, energy and labor costs; fluctuations in currency exchange; and the ability to meet development milestones with key customers; and the consequences of other geopolitical events, including natural disasters, acts of war, and global health crises. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with the United States Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures
This release contains certain non-GAAP financial measures, including organic net sales and adjusted-diluted EPS. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended March 31,
	2023		2022
Net sales	$716.6	100%	$720.0	100%
Cost of goods and services sold	445.3	62	435.4	60
Gross profit	271.3	38	284.6	40
Research and development	17.1	2	14.6	2
Selling, general and administrative expenses	86.0	12	83.4	12
Other expense (income)	12.9	2	(3.1)	—
Operating profit	155.3	22	189.7	26
Interest (income) expense, net	(2.6)	—	1.9	—
Income before income taxes and equity in net income of affiliated companies	157.9	22	187.8	26
Income tax expense	23.6	3	21.2	3
Equity in net income of affiliated companies	(5.7)	(1)	(7.2)	(1)
Net income	$140.0	20%	$173.8	24%

Net income per share:
Basic	$1.88		$2.34
Diluted	$1.85		$2.29

Average common shares outstanding	74.5		74.4
Average shares assuming dilution	75.7		76.0

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended March 31,
Net Sales:	2023	2022
Proprietary Products	$583.1	$601.3
Contract-Manufactured Products	133.5	118.7
Eliminations	—	—
Consolidated Total	$716.6	$720.0

Gross Profit:
Proprietary Products	$247.8	$260.7
Contract-Manufactured Products	23.5	23.9
Gross Profit	$271.3	$284.6
Gross Profit Margin	37.9%	39.5%

Operating Profit (Loss):
Proprietary Products	$170.7	$193.4
Contract-Manufactured Products	17.4	19.1
Stock-based compensation expense	(8.5)	(5.5)
General corporate costs	(24.3)	(17.3)
Reported Operating Profit	$155.3	$189.7
Reported Operating Profit Margin	21.7%	26.3%

Unallocated items	9.6	0.2
Adjusted Operating Profit	$164.9	$189.9
Adjusted Operating Profit Margin	23.0%	26.4%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months Ended March 31, 2023	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$155.3	$23.6	$140.0	$1.85
Unallocated items:
Amortization of acquisition-related intangible assets (2)	0.2	—	0.7	0.01
Asset impairment for planned sale of plant (3)	9.4	—	9.4	0.12
Adjusted (Non-U.S. GAAP)	$164.9	$23.6	$150.1	$1.98

Three Months Ended March 31, 2022	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$189.7	$21.2	$173.8	$2.29
Unallocated items:
Pension settlement (1)	—	0.1	0.5	—
Amortization of acquisition-related intangible assets (2)	0.2	—	0.7	0.01
Adjusted (Non-U.S. GAAP)	$189.9	$21.3	$175.0	$2.30

(1)The Company recorded a pension settlement charge within other nonoperating (income) expense, as it determined that normal-course lump-sum payments for our U.S. qualified defined benefit pension plan exceeded the threshold for settlement accounting.

(2)During the three months ended March 31, 2023 and 2022, the Company recorded $0.2 million of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three months ended March 31, 2023 and 2022, the Company recorded $0.5 million of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(3)During the three months ended March 31, 2023, in preparation for the sale of one of the Company’s manufacturing facilities within the Proprietary Products segment, the Company recorded an impairment expense of $9.4 million within other expense (income) and a corresponding reduction to the disposal group net assets to its fair value less cost to sell. The transaction is expected to close during the second quarter of 2023.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (4)

Three Months Ended March 31, 2023	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$583.1	$133.5	$—	$716.6
Effect of changes in currency translation rates	17.8	2.3	—	20.1
Organic net sales (Non-U.S. GAAP) (4)	$600.9	$135.8	$—	$736.7

(4)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2022 Actual	2023 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$7.73	$7.34 to $7.49	(5.0%) to (3.1%)
Restructuring and related charges	0.29
Pension settlement	0.42
Amortization of acquisition-related intangible assets	0.04	0.04
Cost investment activity	0.05
Royalty acceleration	(0.02)
Tax law changes	0.07
Asset impairment for planned sale of plant	—	0.12
Adjusted-diluted EPS (Non-U.S. GAAP) (5)	$8.58	$7.50 to $7.65	(12.6%) to (10.8%)

Notes:

See “Full-year 2023 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(5)We have opted not to forecast 2023 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first-quarter 2023, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.15. Any future tax benefits associated with stock-based compensation that we receive in 2023 would provide a positive adjustment to our full-year EPS guidance. In 2022, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.22.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Three Months Ended March 31,
	2023	2022
Depreciation and amortization	$31.6	$29.6
Operating cash flow	$138.1	$151.2
Capital expenditures	$82.1	$65.8
Free cash flow	$56.0	$85.4

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of March 31, 2023	As of December 31, 2022
Cash and cash equivalents	$886.3	$894.3
Accounts receivable, net	$513.4	$507.4
Inventories	$447.0	$414.8
Accounts payable	$233.8	$215.4
Debt	$208.3	$208.9
Equity	$2,776.2	$2,684.9
Working capital	$1,402.3	$1,400.5

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.